UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Mark One)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of report August 19, 2004

Commission file number 0-25135

Bank of Commerce Holdings

(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2823865 (I.R.S. Employer Identification No.)

1951 Churn Creek Road Redding, Bancorp (Address of principal executive offices)	96002 (Zip Code)

Registrant’s telephone number, including area code: (530) 224-3333

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value per share

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the
Securities Exchange Act of 1934 during the preceding 12
months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. August 18, 2004 8,290,819

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.11

Item 5. Other Events
New affiliated business contract, Bank of Commerce Mortgage

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.11 Affiliated Business Arrangement Agreement Bank of Commerce Mortgage

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 19, 2004	Linda J. Miles
By: Linda J. Miles
Executive Vice President & Chief Financial Officer

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